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                                                                   EXHIBIT 99.1

                        HEFTEL BROADCASTING CORPORATION
                     6767 WEST TROPICANA AVENUE, SUITE 102
                            LAS VEGAS, NEVADA 89103


                 Certificate of Heftel Broadcasting Corporation


       In connection with the registration statement (the "Rule 462(b) Registration Statement") filed today by Heftel Broadcasting Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act") , the Company hereby certifies pursuant to Rule 111(b) under the Act that:

       (i) the Company has instructed U.S. Bank - Nevada to transmit from its account at such bank to the Commission's account at Mellon Bank $ 9,544 as the filing fee for the Rule 462(b) Registration Statement no later than February 5, 1997;

       (ii) the Company will not revoke the instructions set forth in paragraph (i); and

       (iii) the Company has sufficient funds in its account at U.S. Bank - Nevada to cover the filing fee for the Rule 462(b) Registration Statement.

       The Company hereby undertakes to confirm during business hours on February 5, 1997 that the bank has received the instructions described in paragraph (i).

/s/ JAVIER LUEVANO
----------------------------                                    February 5, 1997
Javier Luevano
Corporate Controller